SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

May 26, 2011
Date of Report (Date of earliest event reported)

Zion Oil & Gas, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-33228 (Commission File Number)	20-0065053 (IRS Employer Identification No.)

6510 Abrams Road, Suite 300, Dallas, TX 75231
(Address of Principal Executive Offices)   (Zip Code)

Registrant's telephone number, including area code: 214-221-4610

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01: Entry into a Material Definitive Agreement

On May 26, 2011, Israel's Petroleum Commissioner (the “Commissioner”) issued to Zion Oil & Gas, Inc. (“Zion” or the “Company”) Petroleum Exploration License No. 393/“Jordan Valley” (the “Jordan Valley License”). The Jordan Valley License covers an area of approximately 226,000 dunam (226 square kilometers or 55,845 acres). The Jordan Valley License is located on an approximately rectangular block of land immediately to the south of the Sea of Galilee, extending along and to the west of the Jordan River. The Company was advised on April 13, 2011 that it will be granted the license. The License has a three-year primary term, commencing April 13, 2011 through April 12, 2014, and may be extended for additional one-year periods up to a maximum of seven years as provided by the Israeli Petroleum Law.

Under the terms of the Jordan Valley License, the Company is to identify a drilling prospect in the license area and contract for the drilling of such prospect by October 13, 2012 and to drill a well to a target depth of approximately 5,000 meters (~ 16,400 feet) by April 13, 2013. Additional terms of the License require Zion to prepare and submit various geological, geophysical and geochemical maps and analyses during the license's primary term.

Attached, as Exhibit 10.1, is an English translation from the original Hebrew of the license.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 10.1 – Petroleum Exploration License No. 393/ “Jordan-Valley License (translation)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Zion Oil and Gas, Inc.

Date: June 1, 2011	By:	/s/ Richard J. Rinberg
Richard J. Rinberg
Chief Executive Officer